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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          NHANCEMENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    84-1360852
(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)

1746 COLE BOULEVARD, SUITE 265, GOLDEN, COLORADO              80401
    (Address of principal executive offices)              (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered
      -------------------                     ------------------------------

      None.

      If this Form related to the             If this Form relates to the
      registration of a class of debt         registration of a class of debt
      securities and is effective upon        securities and is to become
      filing pursuant to General              effective simultaneously with
      Instruction A(c)(1) please check        the effectiveness of a
      the following box.  [ ]                 concurrent registration statement
                                              under the Securities Act of 1933
                                              pursuant to General Instruction
                                              A(c)(2) please check the following
                                              box.  [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

For a description of the Securities registered hereby, see "Description of Capital Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15563), as filed with the Secutities and Exchange Commission (the "Commission") on January 13, 1997, which description is incorporated herein by reference.

Item 2. Exhibits.

3.1 Certificate of Incorporation with the Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to Registration Statement on Form SB-2, Registration No. 333-15563, as filed with the Commission on January 13, 1997.)

3.2 Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3.2 to the Registrant's Amendment No. 2 to Registration Statement on
        Form SB-2, Registration No. 333-15563, as filed with the Commission on January 13, 1997.)





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                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       NHANCEMENT TECHNOLOGIES INC.



Dated: January 17, 1997                By: /s/ ESMOND T. GOEI
                                          --------------------------------------
                                          Esmond T. Goei
                                          Chairman, Chief Executive Officer and
                                          President







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